December 21, 1995




Merrill Lynch Global Allocation
             Fund, Inc.
P.O. Box 9011
Princeton, New Jersey  08543-9011

Ladies and Gentlemen:

     This opinion is furnished in
connection with the notice (the
"Notice") to be filed by Merrill Lynch
Global Allocation Fund, Inc., a
Maryland corporation (the "Fund"),
with the Securities and Exchange
Commission pursuant to Rule 24f-2
under the Investment Company Act
of 1940, as amended.  The Notice is
being filed to make definite the
registration under the Securities Act
of 1933, as amended, of 123,000,002
shares of common stock, par value
$.10 per share, of the Fund (the
"Shares") which were sold during the
Fund's fiscal year ended October 31,
1995.

     As counsel for the Fund, we are
familiar with the proceedings taken
by it in connection with the
authorization, issuance and sale of
the Shares.  In addition, we have
examined and are familiar with the
Articles of Incorporation of the
Fund, as amended, the By-Laws of
the Fund and such other documents
as we have deemed relevant to the
matters referred to in this opinion.

     Based upon the foregoing, we are
of the opinion that the Shares were
legally issued, fully paid and
non-assessable.

     We hereby consent to the filing of
this opinion with the Securities and
Exchange Commission as an
attachment to the Notice.

Very truly yours,